UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2016

EMC CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	1-9853	04-2680009
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Dell Way, RR1-22 Round Rock, Texas	78682
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 435-1000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On September 7, 2016, Dell Technologies Inc., a Delaware corporation (“Parent”), issued a press release announcing the consummation of the merger transaction described in Item 8.01 of this report. A copy of that press release is furnished as Exhibit 99.1 to this report and incorporated herein by reference.

Item 8.01	Other Events

On September 7, 2016, EMC Corporation, a Massachusetts corporation (the “Company”), became a wholly-owned subsidiary of Parent as a result of the merger of Universal Acquisition Co., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), with and into the Company, with the Company surviving as a wholly-owned subsidiary of Parent (the “Merger”). The Merger was effected pursuant to the Agreement and Plan of Merger, dated as of October 12, 2015, by and among Parent, Dell Inc., a Delaware corporation (“Dell”), Merger Sub and the Company, as amended by the First Amendment to Agreement and Plan of Merger, dated as of May 16, 2016, by and among Parent, Dell, Merger Sub and the Company.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Dell Technologies Inc., dated September 7, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 7, 2016

EMC CORPORATION

By:	/s/ Janet B. Wright
Janet B. Wright Senior Vice President and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Dell Technologies Inc., dated September 7, 2016